POINT Biopharma Announces Proposed Public Offering of Common Stock

September 13, 2022 – INDIANAPOLIS, INDIANA – POINT Biopharma Global Inc. (NASDAQ: PNT) (the “Company” or “POINT”), a company accelerating the discovery, development and global access to life-changing radiopharmaceuticals, today announced that it has commenced an underwritten public offering of its common stock. In addition, POINT expects to grant the underwriters a 30-day option to purchase up to an additional 15% of its common stock being sold in the offering at the public offering price, less underwriting discounts and commissions. All of the shares of common stock in this offering will be sold by POINT. The proposed offering is subject to market and other conditions, and there can be no assurance as to whether or when the proposed offering may be completed, or the actual size or terms of the proposed offering.

Piper Sandler and Guggenheim Securities, LLC are acting as joint book-running managers for the offering. Oppenheimer & Co. is acting as lead manager for the offering.

POINT intends to use the net proceeds from the proposed offering, together with its existing cash, cash equivalents and investments, to fund clinical and preclinical research and development programs, pre-commercialization activities, and for working capital and other general corporate purposes.

The securities are being offered by POINT pursuant to a registration statement on Form S-3 previously filed and declared effective by the Securities and Exchange Commission (“SEC”). A preliminary prospectus supplement and accompanying prospectus relating to the proposed offering will be filed with the SEC and will be available for free on the SEC’s website at http://www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus relating to these securities may also be obtained for free from:

Piper Sandler & Co., Attention: Prospectus Department, 800 Nicollet Mall, J12S03, Minneapolis, MN 55402, by telephone at (800) 747-3924 or by email at prospectus@psc.com.

Guggenheim Securities, LLC, Attention: Equity Syndicate Department, 330 Madison Avenue, 8th Floor, New York, NY 10017, by telephone at (212) 518-9544 or by email at GSEquityProspectusDelivery@guggenheimpartners.com.

Oppenheimer & Co., Attention: Syndicate Prospectus Department, 85 Broad Street, 26th Floor, New York, NY 10004, or by telephone at (212) 667-8055, or by email at EquityProspectus@opco.com.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities of POINT, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About POINT Biopharma Global Inc.
POINT Biopharma Global Inc. is a globally focused radiopharmaceutical company building a platform for the clinical development and commercialization of radioligands that fight cancer. POINT aims to transform precision medicine by combining a portfolio of radiopharmaceutical assets, a seasoned management team, an industry-leading pipeline, in-house manufacturing capabilities, and secured supply for rare medical isotopes like actinium-225 (225Ac) and lutetium-177 (177Lu). POINT’s active clinical trials include FRONTIER, the phase 1 trial for PNT2004, a pan-cancer program targeting fibroblast activation protein-α (FAP-α), and SPLASH, the phase 3 trial for PNT2002 for people with metastatic castrate resistant prostate cancer (mCRPC) after second-line hormonal treatment.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this press release, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. We cannot assure you that the forward-looking statements in this press release will prove to be accurate. These forward-looking statements are subject to a number of significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among others, changes as a result of market conditions or for other reasons, the risk that the offering will not be consummated, the risks related to COVID-19, the ability to maintain the listing of POINT’s common stock on the NASDAQ, changes in applicable laws or regulations, the possibility that POINT may be adversely affected by other economic, business, and/or competitive factors, and other risks and uncertainties, including those described in POINT's Annual Report on Form 10-K filed with the SEC on March 25, 2022 and subsequent filings with the SEC. Most of these factors are outside of POINT’s control and are difficult to predict. Furthermore, if the forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. The forward-looking statements in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

Investor Relations Contact:
Daniel Pearlstein
Associate Director, Corporate Strategy
investors@pointbiopharma.com